Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Super Group (SGHC) Limited

St. Peter Port, Guernsey

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 20, 2022, relating to the financial statements of Super Group (SGHC) Limited, appearing in the Company’s Annual Report on Form 20-F for the period ended December 31, 2021, which is incorporated by reference in this Registration Statement.

/s/ BDO LLP

BDO LLP

London, United Kingdom

July 29, 2022